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                                                                    EXHIBIT 99.3

                                 FORM OF LETTER
                                   ZILOG, INC.

                                Offer to Exchange

                      9-1/2% Senior Secured Notes due 2005,

    which have been registered under the Securities Act of 1933, as amended,

                           for any and all Outstanding

                         Senior Secured Notes due 2005

To:     Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Upon and subject to the terms and conditions set forth in the Prospectus, dated __________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an offer to exchange (the "Exchange Offer") the registered Series B 9-1/2% Senior Secured Notes due 2005 (the "New Notes") for any and all outstanding Series A 9-1/2% Senior Secured Notes due 2005 (the "Old Notes") (CUSIP No. __________) is being made pursuant to such Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of Zilog, Inc. (the "Issuer") contained in the Registration Rights Agreement, dated as of February 27, 1998, between the Issuer and Goldman Sachs & Co., BancBoston Securities Inc. and Citicorp Securities, Inc. (the "Initial Purchasers").

        We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

        1. Prospectus dated __________, 1998;

        2. The Letter of Transmittal for your use and for the information of your clients;

        3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

        4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 1998 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Issuer. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
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        If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer - Guaranteed Delivery Procedures."

        Additional copies of the enclosed material may be obtained from the Exchange Agent, State Street Bank and Trust Company, 61 Broadway, 15th Floor, Corporate Trust Window, New York, NY 10006, telephone: (617) 664-5587.

                                       ZILOG, INC.


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                                    GUARANTEE

                    (Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one its address set forth above, the certificates representing all tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: ___________________________     __________________________________
                                                    (Authorized Signature)

                                              Address:__________________________
                                              __________________________________
                                              Title:____________________________
Area Code and
Telephone Number:________________________     Name:_____________________________
                                              Date:_____________________________